News Release                                            Exhibit A

Contact:                                Baker Hughes Incorporated
Gary R. Flaharty (713) 439-8039         P. O. Box 4740
gary.flaharty@bakerhughes.com           Houston, Texas 77210-4740

BHI Appoints Steve Finley as CFO

May 21, 1999.   Houston, Texas - Baker Hughes Incorporated (BHI
- NYSE, PCX, EBS), announced today that G. Stephen Finley has been elected as Sr. Vice President-Finance & Administration and
Chief Financial Officer.

Mr. Finley joined Baker Hughes in 1982, and served as Sr. Vice President & Chief Administrative Officer of BHI since 1995, Vice President & Chief Financial Officer for Baker Hughes Oilfield Operations from 1993-1995, Controller of BHI from 1987-1993, and Chief Financial Officer positions at the operating division level prior to that time.

Max Lukens, Chairman, President & Chief Executive Officer, stated "Steve's strong operational background will greatly assist us as we move forward in the implementation of our strategies for the newly combined company."

Baker Hughes also announced that Eric L. Mattson, formerly Sr.
Vice President and Chief Financial Officer, and James W. Harris, formerly Vice President-Tax & Controller, have resigned from the Company to pursue other interests.

Baker Hughes is a leading supplier of reservoir-centered products, services and systems to the worldwide oil and gas industry and is a leading supplier of separation technologies to the worldwide process industries.

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